Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Golden State Water Company Investment Incentive Program Plan Administrator and Plan Participants
San Dimas, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-129873) of American States Water Company of our report dated June 26, 2020, relating to the financial statements and supplemental schedule of the Golden State Water Company Investment Incentive Program which appear in this Form 11-K for the year ended December 30, 2019.

 /s/ BDO USA, LLP
Costa Mesa, California
June 26, 2020

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